UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 23, 2016

Merit Medical Systems, Inc.
(Exact name of registrant as specified in its charter)

Utah	0-18592	87-0447695
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1600 West Merit Parkway
South Jordan, Utah	84095
(Address of principal executive offices)	(Zip Code)

(801) 253-1600
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.       Results of Operations and Financial Condition.

On July 27, 2016, Merit Medical Systems, Inc. (the "Company") issued a press release announcing its operating and financial results for the quarter ended June 30, 2016.  The full text of the Company's press release, including unaudited financial information, is furnished herewith as Exhibit 99.1.

The information in this Section 2.02 (including Exhibit 99.1 attached hereto) is furnished pursuant to General Instruction B.2. of Form 8-K and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2016, the Board of Directors (the "Board") of the Company adopted resolutions increasing the number of directors of the Company to nine, and appointing Dr. David M. Liu, Fellow of the Royal College of Physicians of Canada, diplomate of the American Board of Radiology, and Fellow of the Society of Interventional Radiology, to fill the resulting vacancy. Dr. Liu holds the current appointment of Clinical Associate Professor, Faculty of Medicine, at the University of British Columbia and is in active clinical practice with board certification in both Canada and the U.S. Pursuant to the Company’s Amended and Restated Bylaws, Dr. Liu was appointed to serve as a director of the Company until the next election of directors by the Company’s shareholders, at which time the Board anticipates that he would be eligible for re-election.

As a director of the Company, Dr. Liu will be entitled to receive annual director fees consistent with the Company’s then-current director compensation practices. For the period commencing upon his appointment as a director and continuing through the next annual meeting of the Company’s shareholders, Dr. Liu will be entitled to receive a pro-rated portion of the annual director fee, which will be approximately $50,500. Dr. Liu will also be eligible to participate as a non-employee director in the Company’s benefit plans, consistent with the Company's director compensation practices. At the time of his appointment, Dr. Liu was awarded an option to acquire 21,000 shares of the Company’s common stock, with an exercise price of $21.71 per share. The option has a term of seven years and is scheduled to become exercisable in five equal annual increments, commencing in July 2017. There were no arrangements or understandings between Dr. Liu and any other person pursuant to which Dr. Liu was appointed as a director of the Company.

In August 2014, the Company, Dr. Liu and an unrelated third party entered into a Technology License Agreement, pursuant to which the Company acquired the exclusive right to make, use, have made, lease, sell, offer to sell, import, export and sublicense certain intellectual property developed by Dr. Liu and the third party (collectively, the “Licensors”). Pursuant to the terms of that license agreement, the Company paid to the Licensors an initial license fee of $150,000 and subsequently paid to the Licensors an additional license fee of $100,000. The Company is also obligated to pay royalties, and may pay additional license fees, to the Licensors, based on future sales of products utilizing the licensed intellectual property. As of the date of this Current Report on Form 8-K, the Company has not paid any royalties to the Licensors.

Item 7.01.     Regulation FD Disclosure.

On July 27, 2016, the Company hosted a conference call for the purpose of discussing its operating and financial results for the quarter ended June 30, 2016. In connection with that call, the Company posted a slide presentation to its website. The presentation discusses the Company's operating and financial results for the quarter ended June 30, 2016, as well as the Company’s outlook for its future operations. A copy of the presentation is attached herewith as Exhibit 99.2.

The Company is furnishing the information in this Item 7.01 (including Exhibit 99.2 attached hereto) pursuant to Regulation FD promulgated under the Exchange Act. Such information shall not be deemed “filed” for purposes of the Exchange Act or otherwise subject to the liabilities of that section, and is not deemed incorporated by reference into any filing under the Securities Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.       Financial Statements and Exhibits.

(d)            Exhibits

99.1       Press Release issued by the Company, dated July 27, 2016, entitled "Merit Medical Reports Sales Up 9.4% for the Quarter Ended June 30, 2016," including unaudited financial statements.

99.2    Conference Call Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIT MEDICAL SYSTEMS, INC.

Date: July 27, 2016	By:	/s/ Brian G. Lloyd
Brian G. Lloyd
Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release, dated July 27, 2016, entitled "Merit Medical Reports Sales Up 9.4% for the Quarter Ended June 30, 2016," including unaudited financial information.
99.2	Conference Call Presentation.

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